UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 26, 2014

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York		10166-0188
(Address of Principal Executive Offices)		(Zip Code)

212-578-2211

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 26, 2014, MetLife, Inc. (the “Company”) entered into a remarketing agreement (the “Remarketing Agreement”) with Deutsche Bank Securities Inc., as Remarketing Agent, and Deutsche Bank Trust Company Americas, not individually but solely as Stock Purchase Contract Agent and as attorney-in-fact of the holders of Stock Purchase Contracts (each as defined therein), relating to the remarketing of the Company’s Series E Senior Component Debentures, Tranche 1, due 2018 (the “First Tranche Series E Debt Securities”) and Series E Senior Component Debentures, Tranche 2, due 2045 (the “Second Tranche Series E Debt Securities” and, together with the First Tranche Series E Debt Securities, the “Remarketed Securities”). Additional remarketing agents may be selected to participate in the remarketing. The terms of the Remarketing Agreement, which is attached hereto as Exhibit 99.1, are incorporated herein by reference. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Remarketing Agreement.

On November 1, 2010, the Company issued Series E Senior Debentures due 2045 (the “Series E Debt Securities”) pursuant to an indenture dated as of November 9, 2001 (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.)), as Trustee (the “Trustee”), as supplemented by the Twenty-Second Supplemental Indenture, dated as of November 1, 2010 (the “Twenty-Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The Series E Debt Securities originally formed part of the Company’s Common Equity Units (the “Units”) which were offered and sold to investors pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-170876), filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 30, 2010, and a prospectus supplement dated March 3, 2011 (filed with the Commission pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended). Each Unit initially consisted of (i) three stock purchase contracts to purchase shares of the Company’s common stock in accordance with the terms of the Units and (ii) a 1/40th undivided beneficial interest in $1,000 principal amount of the Series C Debt Securities, a 1/40th undivided beneficial interest in $1,000 principal amount of the Company’s Series D Senior Debentures due 2024 and a 1/40th undivided beneficial interest in $1,000 principal amount of the Company’s Series E Senior Debentures due 2045.

Effective on September 15, 2014, the Series E Debt Securities will automatically convert, without any act of any holder, into units consisting of the First Tranche Series E Debt Securities and Second Tranche Series E Debt Securities, with each $2,000 principal amount of Series E Debt Securities thereafter consisting of $1,000 principal amount of First Tranche Series E Debt Securities and $1,000 principal amount of Second Tranche Series E Debt Securities. Following a remarketing that is Successful (as defined in the Indenture) (i) the respective interest rates on each tranche of the Remarketed Securities will be reset and (ii) effective October 8, 2014, the stated maturity of the First Tranche Series E Debt Securities will automatically be adjusted to December 15, 2017 and the stated maturity of the Second Tranche Series E Debt Securities will automatically be adjusted to December 15, 2044.

Subject to the terms of the Remarketing Agreement, the remarketing is expected to occur during the period from September 25, 2014 through October 7, 2014. The Remarketing Agreement provides that the Remarketing Agents are obligated to use their commercially reasonable efforts to obtain a price for each tranche of the Remarketed Securities which results in proceeds, net of fees, equal to at least 100% of the aggregate principal amount of, plus accrued and unpaid interest on, the Remarketed Securities to, but excluding, October 8, 2014, plus the product of five basis points and the aggregate principal amount of the Remarketed Securities.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

99.1	Remarketing Agreement dated as of August 26, 2014 among MetLife, Inc., Deutsche Bank Securities Inc., as Remarketing Agent, and Deutsche Bank Trust Company Americas, not individually, but solely as Stock Purchase Contract Agent and as Attorney-in-Fact of the Holders of Stock Purchase Contracts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Timothy J. Ring
	Name:	Timothy J. Ring
	Title:	Vice President and Secretary

Date: August 28, 2014

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT

99.1	Remarketing Agreement dated as of August 26, 2014 among MetLife, Inc., Deutsche Bank Securities Inc., as Remarketing Agent, and Deutsche Bank Trust Company Americas, not individually, but solely as Stock Purchase Contract Agent and as Attorney-in-Fact of the Holders of Stock Purchase Contracts.